Exhibit 23.1

[Letterhead of Radin Glass & Co., LLP]



January 7, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Powerchannel, Inc. - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2003 in Powerchannel's (formerly known as Sealant Solutions, Inc.) Form 10-KSB for the year ended December 31, 2002, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/ Radin Glass & Co., LLP

Radin Glass & Co., LLP